                                                                    EXHIBIT 99.1


For further information, please contact:

At BENCHMARQ:                           At Unitrode:
-------------                           -----------
Patty Smith                             S. Kelley MacDonald, Vice President
Manager, Corporate Communications       Corporate Communications,
BENCHMARQ Microelectronics, Inc.        Unitrode Corporation,
17919 Waterview Parkway                 7 Continental Boulevard
Dallas, TX 75252                        Merrimack, NH 03054
(972)-437-9195                          (603) 429-8767
e-mail: patty_smith@benchmarq.com       e-mail: macdonald@unitrode.com


                    UNITRODE AND BENCHMARQ ANNOUNCE MERGER
                    --------------------------------------

          MERGER EXPANDS MARKET OPPORTUNITIES IN PORTABLE SEGMENT
          -------------------------------------------------------

Merrimack, NH (March 2, 1998) -- Unitrode Corporation (NYSE--UTR) and BENCHMARQ Microelectronics, Inc. (NASDAQ-BMRQ) jointly announced today that their respective boards of directors have unanimously approved a merger in order to accelerate penetration of the portable power market and increase growth opportunities in other rapidly growing markets targeted by the new company.

The parties have entered into a definitive merger agreement under which BENCHMARQ shareholders will receive one share of Unitrode Common Stock for each share of BENCHMARQ Common Stock outstanding, subject to adjustment under certain conditions. Based on the February 27, 1998 closing price of Unitrode Common Stock on the New York Stock Exchange and the current number of shares outstanding, the transaction is valued at approximately $135 million. The exchange ratio will be subject to adjustment in the event that the average per share trading prices of Unitrode Common Stock over a specified period is less than $16 per share or greater than $24 per share. Under the adjustment provision, the number of shares of Unitrode Common Stock to be issued for each BENCHMARQ share will not exceed 1.33 shares of Unitrode Common Stock.

Robert J. Richardson, currently president and chief executive officer of Unitrode, will become Chairman and Chief Executive Officer of the combined companies, and Alan R.

Schuele, currently President and Chief Executive Officer of BENCHMARQ, will assume the position of President and Chief Operating Officer. Robert L. Gable and Derrell C. Coker, currently serving as Chairmen of the Boards of Unitrode and BENCHMARQ, respectively, will step down from these positions upon completion of the merger.

Commenting on the merger, Richardson said, "The combination of Unitrode and BENCHMARQ will create a strong market presence in power management and battery management ICs and modules. Each company has a well-established competence in complementary technologies which will allow the combined companies to accelerate the development of proprietary products for the rapidly growing portable power segment of computer and communications markets."

Schuele also commented, "Both companies bring significant value to the new company. BENCHMARQ's highly regarded mixed-signal CMOS design expertise and strong relationships with customers for battery management combines well with Unitrode's comprehensive management team, access to BiCMOS process technology, and expanded manufacturing capabilities. The combination of two well-established sales channels will provide an excellent basis for growth."

Richardson concluded, "Al and I are committed to make this merger a true partnership of the two former companies which draws on the strength of each to enhance the value of the new entity to stockholders, customers, and employees. With no debt from the outset, this enterprise is in the strongest possible position to pursue profitable growth through product and market expansion."

Commenting on the outlook for the combined businesses, CEO Richardson said, "The prospects for long-term growth of the new company are significant. Certain areas of power management, particularly portable power, and interface applications, are rapidly growing and these will become increasingly larger portions of the combined companies. However, both companies have indicated in previous public statements that the near-term results of each are constrained by current market conditions. An important benefit of the merger is that, over time, it will reduce the significance of the disk drive market and the NVSRAM products, which are impacting the near-term results of Unitrode and BENCHMARQ, respectively. The continuing success of the faster-growing and more stable product groups will foster the long-term profitable growth of the combined companies."

The combined company would be a $222 million manufacturer of broad-based analog and mixed-signal integrated circuits, with recognized leadership in power management and battery management applications. Products will be sold worldwide to a diversified customer base in computer, industrial, communications, and consumer markets. The combined companies will be headquartered in Merrimack, New Hampshire, and will employ a total of approximately 875 people worldwide. All present manufacturing and design centers of both companies will remain in operation. Organizational and operating details of the new business will be announced over the next few months.

The merger is subject to the approval of the stockholders of both companies, as well as other customary closing conditions. Shareholders of BENCHMARQ holding an aggregate of approximately 20% of the outstanding stock have committed to vote in favor of the transaction. The transaction is expected to be tax-free and to be accounted for on a "pooling of interests" basis.

At the same time, the Board of Unitrode Corporation announced that it has rescinded its unused and previously authorized repurchase of up to one million shares of its common stock.

Unitrode Corporation designs and manufactures analog/linear and mixed-signal integrated circuits, principally to perform power management, motion control, and interface functions. Its products are sold throughout the world for a variety of computer, tele- and data- communications, defense/aerospace, industrial, and automotive applications. Further information about Unitrode may be found at the Company's homepage site: http://www.unitrode.com.

BENCHMARQ Microelectronics, Inc. designs and manufactures battery management ICs and modules and nonvolatile product, which include RTC ICs and modules, and NVSRAM modules and nonvolatile controller ICs and modules. BENCHMARQ markets its products world wide through a network of distributors and independent manufacturers' representatives.

Regarding BENCHMARQ Microelectronics, Inc:
------------------------------------------

The statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and various factors may impact upon such statements, including, without limitation, (i) certain risks detailed from time-to-time in the Company's filings with the SEC, including, without limitation, its: prospectus, dated Dec. 1, 1995, as supplemented on Dec. 21, 1995; Annual Report on Form 10-K for the fiscal year ended Dec.31, 1996; and Quarterly Report on Form 10-Q for the three-and nine month periods ended Sept.30, 1997, (ii) inability of the Company to satisfy its production/delivery obligations due to disruption of production, (iii) inability to obtain raw materials, (iv) cancellation of orders by customers, (v) changes in the credit worthiness of customers, (vi) political and/or economic disruption in the markets for the Company's products, (ix) obsolescence of the Company's products,
(x) expenses related to legal disputes and adverse legal rulings in such disputes, (xi) inability of the Company to timely complete the development of certain of its products, (xii) inability of the Company to manage its effective income tax rate and (xiii) inability of the Company to utilize or renegotiate its option wafers under its wafer supply arrangements.

Regarding Unitrode Corporation:
-------------------------------

Statements in this news release are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Except for historical information, the matters set forth in this release are forward-looking and involve risk and uncertainty, including such factors, among others, the ability to book and ship within the quarter, the demand for semiconductors generally and the specific demand for the Company's products, production capacity constraints, the timely introduction of new processes and products, and specifically the qualification and start-up of the Company's new wafer fabrication facility, the impact of competitive products and prices, unsettled conditions in the hard disk drive market, and other risk factors described in the Company's filings with the Securities and Exchange Commission.


Financial inquiries on BENCHMARQ Microelectronics, Inc:
-------------------------------------------------------

Investor Relations
c/o Shelton Associates, Inc.
Galleria Tower 1
13355 Noel Road, Suite 1345, LB83
Dallas, TX 75240
FAX: 972-774-4577
TEL: 972-239-5119
trademark: BENCHMARQ is a registered trademark of BENCHMARQ Microelectronics, Inc.

                              (END)